                                                                      EXHIBIT 21

                                 TAMBRANDS INC.

Subsidiaries of the registrant.
-------------------------------

       (1)                                        (2)                                (3)
                                                                            Percentage of Voting
                                                                              Securities Owned
                                                                        ---------------------------
                                             State or Country            By the         By Other
Name of Subsidiary                           of Organization            Company       Subsidiaries
------------------                          ----------------            -------       -------------
Tampax Corporation                             Delaware                   100%

Tambrands Sales Corp.                          Delaware                                  100% (a)

Tambrands Mfg. Inc.                            Delaware                                  100% (a)

TIM International                              Delaware                   100%
  Investments Incorporated

Tambrands PACE, Inc.                           Delaware                   100%

Tambrands Limited                              United Kingdom                            100% (a)

Shenyang Tambrands                             People's Republic           80%
  Company Limited                              of China

Tambrands Dosmil, S.A. de C.V.                 Mexico                                    100% (b)

Tambrands de Venezuela, C.A.                   Venezuela                                 100% (c)

Tambrands Industria e                          Brazil                      99% (d)
  Comercio Limitada

Tambrands AG                                   Switzerland                               100% (a)

Tambrands Canada Inc.                          Canada                                    100% (a)

Tambrands spol. s.r.o.                         Czech Republic                            100% (c)

Tambrands France S.A.                          France                                    100% (a)

Tambrands Ireland Limited                      Ireland                                   100% (e)

ZAO Tambrands                                  Russia                                    100% (a)

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
       (1)                                        (2)                                (3)
                                                                            Percentage of Voting
                                                                              Securities Owned
                                                                        ---------------------------
                                             State or Country            By the         By Other
Name of Subsidiary                           of Organization            Company       Subsidiaries
------------------                          ----------------            -------       -------------
Tambrands Polska Sp. z o.o.                    Poland                                    100% (c)

Industrial Catenation                          South Africa                              100% (a)
  Services (Pty) Ltd.

Tambrands South Africa                         South Africa                              100% (f)
  (Pty) Ltd.

Tambrands Ukraine                              Ukraine                                   100% (g)

Notes:         (a)  Owned by Tampax Corporation.
               (b)  Owned by TIM International Investments Incorporated.
               (c)  Owned by Tambrands PACE, Inc.
               (d) Owned by the Company in part directly and in part indirectly through Tampax Corporation.
               (e)  Owned by Tambrands Limited.
               (f)  Owned by Industrial Catenation Services (Pty) Ltd.
               (g)  Owned by Tambrands Limited and Tambrands PACE, Inc.